Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 424-1241

PREIT Reports Second Quarter 2014 Results Including Solid NOI Growth and Leasing Spreads

Same Store NOI Guidance range unchanged
FFO, as adjusted per share increased 11.9%
Same Store NOI improved by 3.1%
YTD Leasing volume increased 83%
Joint Venture Announced with Macerich to
Redevelop The Gallery in Philadelphia

Philadelphia, PA, July 29, 2014 - PREIT (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2014.

•	FFO, as adjusted increased 17.3% for the quarter.

•	FFO, as adjusted per share increased by 11.9% for the quarter to $0.47.

•	Same Store NOI improved by 3.1% for the quarter.

•	Same Store NOI excluding lease termination revenue improved by 3.0% for the quarter.

•	Leases were executed for 439,000 square feet of new non-anchor space in the six months ended June 30, 2014, compared with 240,000 square feet for the same period last year, an increase of 83%.

•	Renewal spreads for small format leases were 4.5% during the quarter.

•	Sales per square foot for all tenants excluding anchors increased 1.6% for the quarter ended June 30, 2014 compared to the same period last year.

•	Average gross rent at Same Store mall properties increased 4.4%.

•	Activity in the asset disposition program continued with the sale of South Mall and an executed Agreement of Sale for Nittany and North Hanover Malls.

•	Leverage ratio under our 2013 Revolving Facility and 2014 Term Loans (Total Liabilities to Gross Asset Value) was sequentially reduced by 30 basis points to 49.4%.

•	A mortgage loan secured by Logan Valley Mall of $51.0 million was repaid in July 2014.

•
Separately today, the Company announced a 50/50 joint venture partnership agreement with The Macerich Company to redevelop The Gallery in Philadelphia. The joint venture redevelopment project is expected to advance PREIT’s vision to create Philadelphia's only transit-oriented, retail anchored multi-use property offering accessible luxury retailing and artisan food experiences. Guidance revision incorporated herein reflects expected dilution of $0.03 per share resulting from this transaction.

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“Today we took a major step in the transformation of PREIT with the announcement of our joint venture with Macerich to redevelop The Gallery,” said Joseph F. Coradino, Chief Executive Officer. “We had strong operating results, continued improvement in portfolio quality and, with this announcement, we have further strengthened our balance sheet and mitigated execution risk on a key project. We are energized by our accomplishments and remain resolutely focused on continuing to drive shareholder value.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarter and six months ended June 30, 2014:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2014	2013	2014	2013
FFO	$26.5	$24.0	$53.1	$48.1
Acquisition costs	0.6	—	1.9	—
Provision for employee separation expense	4.9	1.0	4.9	2.3
Loss on hedge ineffectiveness	1.2	3.1	1.2	2.7
Accelerated amortization of deferred financing costs	—	0.1	—	1.0
FFO, as adjusted	$33.1	$28.2	$61.1	$54.2

	Quarter Ended June 30,		Six Months Ended June 30,
Per Diluted Share and OP Unit	2014	2013	2014	2013
FFO	$0.37	$0.36	$0.75	$0.77

FFO, as adjusted	$0.47	$0.42	$0.87	$0.86

The following tables set forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarter and six months ended June 30, 2014:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2014	2013	2014	2013
NOI	$69.0	$68.7	$132.9	$137.3
NOI from discontinued operations and sold properties	(0.6)	(2.6)	(1.1)	(5.2)
NOI from acquisitions and other	(1.2)	(0.9)	(2.7)	(1.3)
Same Store NOI	67.2	65.2	129.1	130.8
Lease termination revenue	(0.2)	(0.1)	(0.3)	(0.3)
Same Store NOI excluding lease termination revenue	$67.0	$65.1	$128.8	$130.6

The following tables set forth information regarding net (loss) income and net (loss) income per diluted share for the quarter and six months ended June 30, 2014:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2014	2013	2014	2013
Net (loss) income	$(24.1)	$(9.0)	$(32.4)	$16.8
Net (loss) income per diluted share	$(0.40)	$(0.20)	$(0.58)	$0.13

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

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Primary Factors Affecting Financial Results for the Quarter Ended June 30, 2014:

•	Net loss attributable to PREIT common shareholders was $27.3 million compared to $12.7 million for the quarter ended June 30, 2013.

•	Same Store NOI increased $2.0 million primarily due to increases in rental revenues.

•	NOI decreased $2.0 million as a result of properties that were sold in 2013.

•	Acquisition costs and other expenses increased $0.6 million primarily related to the pending acquisition of Springfield Town Center.

•	Interest expense decreased $4.8 million primarily from lower overall debt balances and lower average interest rates.

•	Provision for employee separation expense was $4.9 million in the quarter ended June 30, 2014, compared to $1.0 million in the quarter ended June 30, 2013.

•	Impairment of assets of $16.1 million was recognized in connection with the anticipated sales of North Hanover Mall and Nittany Mall.

•	Weighted average shares outstanding increased because of the 11,500,000 common shares issued in May 2013.

Primary Factors Affecting Financial Results for the Six Months Ended June 30, 2014:

▪	Net loss attributable to PREIT common shareholders was $39.4 million compared to net income of $8.2 million for the six months ended June 30, 2013.

▪	Impairment of assets of $17.4 million was recognized in connection with the sale of South Mall and the anticipated sales of North Hanover Mall and Nittany Mall.

▪	Acquisition costs and other expenses increased $1.9 million primarily related to the pending acquisition of Springfield Town Center.

▪	Interest expense decreased $12.1 million primarily from lower overall debt balances and lower average interest rates.

▪	NOI increased $1.7 million as a result of properties acquired since July 2013.

▪	NOI decreased $4.0 million as a result of properties that were sold in 2013 and 2014.

▪	Provision for employee separation expense was $4.9 million in the six months ended June 30, 2014, compared to $2.3 million in the six months ended June 30, 2013.

▪	Common area maintenance expenses, net of tenant reimbursements, increased $1.6 million, primarily driven by increased snow removal and common area utility expenses.

▪	Weighted average shares outstanding increased because of the 11,500,000 common shares issued in May 2013.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Financing Activities

In July 2014, the Company repaid a mortgage loan of $51.0 million secured by Logan Valley Mall in Altoona, Pennsylvania. In conjunction therewith, the Company recorded a $1.2 million loss on hedge ineffectiveness.

Acquisitions

During the quarter, the Company contributed $3.2 million toward the acquisition of the land for the previously announced Gloucester Premium Outlets, being developed with Simon Property Group and its partner. PREIT’s share of the venture is 25%.

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Asset Dispositions

During the quarter, the Company sold South Mall in Allentown, Pennsylvania for $23.6 million and recognized a $0.1 million gain on sale in conjunction with this transaction.

During the quarter, the Company entered into an Agreement of Sale to dispose of its two previously disclosed non-core malls - Nittany Mall and North Hanover Mall. The Company has added Palmer Park Mall in Easton, Pennsylvania to its list of Non-Core malls.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

	Rolling Twelve Months Ended:
	June 30, 2014	June 30, 2013
Portfolio Sales per square foot (1)	$378	$384
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	June 30, 2014	June 30, 2013
Same Store Malls:
Total including anchors	93.1%	93.3%
Total excluding anchors	89.5%	89.8%
Portfolio Total Occupancy:
Total including anchors	93.3%	93.4%
Total excluding anchors	90.0%	90.0%

2014 Outlook
The Company has revised its estimates of FFO per share for the year ending December 31, 2014 to between $1.86 and $1.89, and its estimates of FFO as adjusted per share to between $1.98 and $2.01 as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.86	$1.89
Provision for employee separation expense	0.07	0.07
Loss on hedge ineffectiveness	0.02	0.02
Acquisition costs	0.03	0.03
FFO, as adjusted	1.98	2.01
Impairment of assets	(0.25)	(0.25)
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.23)	(2.19)
Net income (loss) attributable to PREIT common shareholders	$(0.50)	$(0.43)

Our 2014 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is

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forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our revised guidance incorporates the following assumptions, among others:

•	2014 Same Store NOI growth in the range of 2.0% to 2.4%, excluding lease termination revenue;

•	Provisions for employee separation expense, loss on hedge ineffectiveness and acquisition costs as set forth above;

•	Expected dilution of $0.03 per share resulting from the Gallery transaction with Macerich;

•	Our guidance does not contemplate any other material property dispositions or acquisitions

Conference Call Information

Management has scheduled a conference call for 10:00 a.m. Eastern Time on Wednesday, July 30, 2014, to review the Company’s results and future outlook. To listen to the call, please dial (877) 870-4263 (domestic) or (412) 317-0790 (international), at least five minutes before the scheduled start time, and provide the name of the call. Investors can also access the call in a "listen only" mode via the Internet at the Company website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through August 14, 2014 at (877) 344-7529 (domestic) or (412) 317-0088 (international), (Conference number: 10048212). The online archive of the webcast will also be available for 14 days following the call.

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About Pennsylvania Real Estate Investment Trust

PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company owns and operates over 30 million square feet of space in properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

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We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months and six months ended June 30, 2014 and 2013 to show the effect of the provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness, which had a significant effect on our results of operations in certain periods, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of or reclassified as held for sale during the periods presented.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views

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about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility, our 2014 Term Loans and Letter of Credit; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled "Item 1A. Risk Factors." We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$71,646	$69,207	$142,988	$137,709
Expense reimbursements	30,879	30,931	65,230	61,792
Percentage rent	324	584	914	1,566
Lease termination revenue	154	91	254	231
Other real estate revenue	3,142	2,735	5,368	5,428
Total real estate revenue	106,145	103,548	214,754	206,726
Other income	680	1,395	1,458	2,283
Total revenue	106,825	104,943	216,212	209,009
EXPENSES:
Operating expenses:
CAM and real estate taxes	(35,228)	(34,642)	(74,631)	(69,541)
Utilities	(5,841)	(5,068)	(14,051)	(10,126)
Other operating expenses	(3,295)	(3,909)	(7,399)	(7,647)
Total operating expenses	(44,364)	(43,619)	(96,081)	(87,314)
Depreciation and amortization	(37,135)	(35,088)	(73,370)	(68,705)
Other expenses:
General and administrative expenses	(8,774)	(9,606)	(17,851)	(18,462)
Impairment of assets	(16,098)	—	(17,398)	—
Provision for employee separation expense	(4,877)	(1,035)	(4,877)	(2,314)
Acquisition costs and other expenses	(960)	(198)	(2,606)	(400)
Total other expenses	(30,709)	(10,839)	(42,732)	(21,176)
Interest expense, net	(21,550)	(27,689)	(41,720)	(55,027)
Total expenses	(133,758)	(117,235)	(253,903)	(232,222)
Loss before equity in income of partnerships, gain on sale of interest in real estate, discontinued operations and gains on sales of discontinued operations	(26,933)	(12,292)	(37,691)	(23,213)
Equity in income of partnerships	2,784	2,283	5,186	4,736
Gain on sale of interest in real estate	99	—	99	—
Loss from continuing operations	(24,050)	(10,009)	(32,406)	(18,477)
Discontinued operations:
Operating results from discontinued operations	—	1,000	—	2,021
Gains on sales of discontinued operations	—	—	—	33,254
Income from discontinued operations	—	1,000	—	35,275
Net (loss) income	(24,050)	(9,009)	(32,406)	16,798
Less: net loss (income) attributed to noncontrolling interest	725	314	977	(691)
Net (loss) income attributable to PREIT	(23,325)	(8,695)	(31,429)	16,107
Less: preferred share dividends	(3,962)	(3,962)	(7,924)	(7,924)
Net (loss) income attributable to PREIT common shareholders	$(27,287)	$(12,657)	$(39,353)	$8,183
Basic and diluted net (loss) income per share - PREIT (1)	$(0.40)	$(0.20)	$(0.58)	$0.13
Weighted average number of shares outstanding for diluted EPS	68,236	63,540	68,091	59,661
 (1)For the three and six month periods ended June 30, 2014 and 2013, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
(In thousands)
Comprehensive (loss) income:
Net (loss) income	$(24,050)	$(9,009)	$(32,406)	$16,798
Unrealized (loss) gain on derivatives	(1,919)	5,917	(3,102)	8,096
Amortization of losses of settled swaps, net of gains	1,544	3,577	1,837	3,782
Total comprehensive (loss) income	(24,425)	485	(33,671)	28,676
Less: Comprehensive loss (income) attributable to noncontrolling interest	773	(23)	1,052	(1,121)
Comprehensive (loss) income attributable to PREIT	$(23,652)	$462	$(32,619)	$27,555

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended June 30, 2014			Quarter Ended June 30, 2013
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$106,145	$10,087	$116,232	$103,548	$9,685	$2,745	$115,978
Operating expenses	(44,364)	(2,861)	(47,225)	(43,619)	(2,827)	(795)	(47,241)
NET OPERATING INCOME	61,781	7,226	69,007	59,929	6,858	1,950	68,737
General and administrative expenses	(8,774)	—	(8,774)	(9,606)	—	—	(9,606)
Provision for employee separation expense	(4,877)	—	(4,877)	(1,035)	—	—	(1,035)
Other income	680	—	680	1,395	—	—	1,395
Acquisition costs and other expenses	(960)	—	(960)	(198)	—	—	(198)
Interest expense, net	(21,550)	(2,718)	(24,268)	(27,689)	(2,765)	(587)	(31,041)
Depreciation on non real estate assets	(369)	—	(369)	(323)	—	—	(323)
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	—	(3,962)
FUNDS FROM OPERATIONS	21,969	4,508	26,477	18,511	4,093	1,363	23,967
Depreciation on real estate assets	(36,766)	(1,724)	(38,490)	(34,765)	(1,810)	(363)	(36,938)
Equity in income of partnerships	2,784	(2,784)	—	2,283	(2,283)	—	—
Gain on sale of real estate assets	99	—	99	—	—	—	—
Impairment of assets	(16,098)	—	(16,098)	—	—	—	—
Operating results from discontinued operations	—	—	—	1,000	—	(1,000)	—
Gain on sales of discontinued operations	—	—	—	—	—	—	—
Preferred share dividends	3,962	—	3,962	3,962	—	—	3,962
Net (loss) income	$(24,050)	$—	$(24,050)	$(9,009)	$—	$—	$(9,009)
(1)Total includes the non-cash effect of straight-line rent of $301 and $419 for the quarters ended June 30, 2014 and 2013, respectively.
Weighted average number of shares outstanding			68,236				63,540
Weighted average effect of full conversion of OP Units			2,129				2,228
Effect of common share equivalents			309				727
Total weighted average shares outstanding, including OP Units			70,674				66,495
FUNDS FROM OPERATIONS			$26,477				$23,967
Acquisition costs			554				—
Provision for employee separation expense			4,877				1,035
Accelerated amortization of deferred financing costs			—				112
Loss on hedge ineffectiveness			1,238				3,146
FUNDS FROM OPERATIONS AS ADJUSTED			$33,146				$28,260
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.37				$0.36
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.47				$0.42

SAME STORE RECONCILIATION	Quarter Ended June 30,
	Same Store		Non-Same Store		Total
	2014	2013	2014	2013	2014	2013
Real estate revenue	$112,706	$109,845	$3,526	$6,133	$116,232	$115,978
Operating expenses	(45,533)	(44,681)	(1,692)	(2,560)	(47,225)	(47,241)
NET OPERATING INCOME (NOI)	$67,173	$65,164	$1,834	$3,573	$69,007	$68,737
Less: Lease termination revenue	154	108	—	34	154	142
NOI - EXCLUDING LEASE TERMINATION REVENUE	$67,019	$65,056	$1,834	$3,539	$68,853	$68,595

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$214,754	$20,596	$235,350	$206,726	$19,704	$6,888	$233,318
Operating expenses	(96,081)	(6,396)	(102,477)	(87,314)	(5,798)	(2,881)	(95,993)
NET OPERATING INCOME	118,673	14,200	132,873	119,412	13,906	4,007	137,325
General and administrative expenses	(17,851)	—	(17,851)	(18,462)	—	—	(18,462)
Provision for employee separation expense	(4,877)	—	(4,877)	(2,314)	—	—	(2,314)
Other income	1,458	—	1,458	2,283	—	—	2,283
Acquisition costs and other expenses	(2,606)	—	(2,606)	(400)	—	—	(400)
Interest expense, net	(41,720)	(5,448)	(47,168)	(55,027)	(5,531)	(1,259)	(61,817)
Depreciation on non real estate assets	(813)	—	(813)	(548)	—	—	(548)
Preferred share dividends	(7,924)	—	(7,924)	(7,924)	—	—	(7,924)
FUNDS FROM OPERATIONS	44,340	8,752	53,092	37,020	8,375	2,748	48,143
Depreciation on real estate assets	(72,557)	(3,566)	(76,123)	(68,157)	(3,639)	(727)	(72,523)
Equity in income of partnerships	5,186	(5,186)	—	4,736	(4,736)	—	—
Gain on sale of interest in real estate	99	—	99	—	—	—	—
Impairment of assets	(17,398)	—	(17,398)	—	—	—	—
Operating results from discontinued operations	—	—	—	2,021	—	(2,021)	—
Gain on sales of discontinued operations		—	—	33,254	—	—	33,254
Preferred share dividends	7,924	—	7,924	7,924	—	—	7,924
Net (loss) income	$(32,406)	$—	$(32,406)	$16,798	$—	$—	$16,798
(1)Total includes the non-cash effect of straight-line rent of $863 and $829 for the six months ended June 30, 2014 and 2013, respectively.
Weighted average number of shares outstanding			68,091				59,661
Weighted average effect of full conversion of OP Units			2,129				2,256
Effect of common share equivalents			326				780
Total weighted average shares outstanding, including OP Units			70,546				62,697
FUNDS FROM OPERATIONS			$53,092				$48,143
Acquisition costs			1,941				—
Provision for employee separation expense			4,877				2,314
Accelerated amortization of deferred financing costs			—				1,026
Loss on hedge ineffectiveness			1,238				2,682
FUNDS FROM OPERATIONS AS ADJUSTED			$61,148				$54,165
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.75				$0.77
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.87				$0.86

SAME STORE RECONCILIATION	Six Months Ended June 30,
	Same Store		Non-Same Store		Total
	2014	2013	2014	2013	2014	2013
Real estate revenue	$228,091	$220,955	$7,259	$12,363	$235,350	$233,318
Operating expenses	(99,030)	(90,120)	(3,447)	(5,873)	(102,477)	(95,993)
NET OPERATING INCOME (NOI)	$129,061	$130,835	$3,812	$6,490	$132,873	$137,325
Less: Lease termination revenue	266	248	—	47	266	295
NOI - EXCLUDING LEASE TERMINATION REVENUE	$128,795	$130,587	$3,812	$6,443	$132,607	$137,030

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	June 30, 2014	December 31, 2013
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,437,079	$3,450,317
Construction in progress	85,416	68,835
Land held for development	8,716	8,716
Total investments in real estate	3,531,211	3,527,868
Accumulated depreciation	(1,063,080)	(1,012,746)
Net investments in real estate	2,468,131	2,515,122
INVESTMENTS IN PARTNERSHIPS, at equity:	19,170	15,963
OTHER ASSETS:
Cash and cash equivalents	30,741	34,230
Tenant and other receivables (net of allowance for doubtful accounts of $12,352 and $13,123 at June 30, 2014 and December 31, 2013, respectively)	37,995	46,439
Intangible assets (net of accumulated amortization of $14,923 and $14,506 at June 30, 2014 and December 31, 2013, respectively)	8,434	9,075
Deferred costs and other assets, net	92,295	97,752
Total assets	2,656,766	2,718,581
LIABILITIES:
Mortgage loans payable	$1,494,801	$1,502,650
Term loans	130,000	—
Revolving facility	—	130,000
Tenants' deposits and deferred rent	17,119	17,896
Distributions in excess of partnership investments	64,675	64,491
Fair value of derivative liabilities	3,245	844
Accrued expenses and other liabilities	87,132	76,248
Total liabilities	1,796,972	1,792,129
EQUITY:	859,794	926,452
Total liabilities and equity	$2,656,766	$2,718,581
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